Exhibit 32.2

                          SECTION 906 CFO CERTIFICATION

In connection with the filing of this Annual Report of Hibshman Optical Corp. (the "Company") on Form 10-KSB for the period ended December 31, 2003 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carmine Catizone, Treasurer and Chief Financial Officer, certify, pursuant to 18 U.S.C. as. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                       /s/ CARMINE CATIZONE
                                       -----------------------------------------
                                       Name:   Carmine Catizone
                                       Title:  Treasurer and Chief Financial
                                               Officer
                                       Date:   March 22, 2004


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

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